Exhibit 10.4

MULTIPLE ADVANCE PROMISSORY NOTE

$__________ (the “Principal Amount”)	November 23, 2021

This MULTIPLE ADVANCE PROMISSORY NOTE (the “Note”) is made by and between RIVULET MEDIA, INC., a Delaware corporation with an address of 1206 E. Warner Road Suite 101-I, Gilbert, Arizona 85296 (“Maker”), and __________, an individual with an address of __________ (“Holder”).

WHEREAS, Holder has previously advanced funds to Maker and Maker previously executed the following promissory notes payable to Holder in the original aggregate principal amount of $__________ to evidence the obligation to repay such advances (together, the “Original Notes”):

Date	Interest Rate	Original Principal Amount
$__________
$__________
Total Original Principal Amount		$__________

WHEREAS, no interest has accrued under the Original Notes.

WHEREAS, Maker has paid an aggregate of $__________ toward repayment of the Original Notes, leaving an aggregate outstanding balance of $__________.

WHEREAS, Maker and Holder now wish to cancel the Original Notes and enter into this Note in their place in order to consolidate the Original Notes, extend the maturity dates of the Original Notes, and make additional borrowing available.

NOW, THEREFORE, FOR VALUE RECEIVED, Maker promises to pay to Holder the Principal Amount, or such lesser amount thereof as may be outstanding from time to time, under the terms and provisions herein.

1.       Advances. Maker may borrow under this Note up to an aggregate of the Principal Amount on any Business Day upon providing irrevocable written notice to Holder specifying the amount to be borrowed, and Holder shall advance the specified amount within two (2) Business Days following receipt of such notice. For clarity, until the Maturity Date, funds that have been borrowed and repaid may be re-borrowed by providing such notice, provided that the aggregate principal outstanding at any given time does not exceed the Principal Amount.

Maker is authorized to endorse the date and amount of each advance received hereunder and each payment of principal with respect thereto on Schedule A attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part of this Note, which endorsement shall be conclusive and binding on the undersigned, absent manifest error, as to the items so endorsed.

This Note amends and replaces the Original Notes in their entirety, and upon execution of this Note, each of the Original Notes will be deemed cancelled. Holder acknowledges that no Event of Default under the Original Notes has occurred. The outstanding principal amount shown on Schedule A as of the date of this Note reflects the aggregate outstanding principal under the Original Notes.

2.       Interest. This Note bears interest at the greater of 0% per year or the Applicable Federal Rate, as defined in Section 1274 of the Internal Revenue Code.

3.       Payments. The entire balance of this Note is due and payable on or before October 31, 2022 (the “Maturity Date”). Maker may prepay all or any portion of this Note at any time without penalty.

4.       Security. This Note is unsecured.

5.       Default. The existence or occurrence of any one or more of the following will constitute an “Event of Default” under this Note:

5.1       Non-Performance. Maker’s failure to comply timely and fully with any of the terms or provisions of this Note, including, without limitation, the failure to pay all amounts due within ten (10) days after the due date.

5.2       Bankruptcy; Insolvency. Maker being insolvent by being unable to pay debts when due or by having liabilities in excess of assets; or Maker committing an act of bankruptcy, making a general assignment for the benefit of creditors, or the filing by or against Maker of a voluntary or involuntary petition in bankruptcy or for the appointment of a receiver (and any involuntary petition is not dismissed within thirty (30) days from the filing thereof); or if there commences under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, proceedings affecting any significant part of Maker’s property or for the composition, extension, arrangement, or adjustment of any of their respective obligations; or if a writ of attachment, execution, or any similar process is issued or levied against any significant part of Maker’s property that is not released, stayed, bonded, or vacated within a reasonable time after its issue or levy.

6.       Default Interest. Upon the occurrence of an Event of Default, Holder shall be entitled to receive and Maker shall pay interest on the entire unpaid principal balance at a rate (the “Default Rate”) equal to ten percent (10%) per annum. The Default Rate shall be computed from the occurrence of the Event of Default until payment in full. This clause, however, shall not be construed as an agreement or privilege to extend the Maturity Date, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.

7.       Acceleration. In addition to all other rights and remedies at law and/or equity Holder may have if an Event of Default occurs, Holder, at its option without further notice to Maker, may declare immediately due and payable the unpaid principal balance of this Note together with all other sums owed by Maker under this Note.

8.       Notices. All notices that Holder or Maker is required or permitted to give under this Note shall be delivered to the addresses of Maker and Holder as set forth in the opening paragraph.

9.       Severability. If any term or provision of this Note is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note will not be affected, and the invalid or enforceable term or provision will be reduced or otherwise modified by the court or authority only to the minimum extent necessary to make it valid and enforceable. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it will be severed from this Note and the remaining terms will be interpreted in a way as to give maximum validity and enforceability to this Note. It is the intention of Maker that, if any provision of this Note is capable of two constructions, one of which would render the provisions void and the other of which would render the provisions valid, then the provision will have the meaning that renders it valid.

10.       Time of the Essence. Time is of the essence of this Note. Whenever notice must be given, payment made, document delivered, or an act done under this Note on a day that is not a Business Day, the notice may be given, payment made, document delivered, or act done on the next following day that is a Business Day. “Business Day” means a day other than a Saturday, Sunday, or a day observed as a legal holiday by the United States government or the State of Arizona.

11.       Governing Law; Jurisdiction and Venue. This Note is to be governed by and interpreted in accordance with the laws of the State of Arizona. Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in Maricopa County, Arizona in any court of competent jurisdiction, and, by execution and delivery of this Note, Maker and the Holder hereby accept the jurisdiction and venue of such courts.

12.       Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker and Holder and their respective successors and permitted assigns. Maker may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without Holder’s prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term “Holder” means and includes the successors and permitted assigns of the Holder.

13.       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal amount and accrued interest of this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of Maker.

14.       Attorneys’ Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

15.       No Waiver by Holder. No delay or failure of Holder in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

16.       Further Assurances. Maker agrees to execute and deliver such further documents and to do such other acts and things as Holder may reasonably request in order further to effect the purposes of this Note and the due performance by Maker of its obligations hereunder.

(Signature Page Follows)

MAKER
RIVULET MEDIA, INC.,
a Delaware corporation

By:

Name: Rick Gean
Title: Interim CFO

HOLDER

Schedule A

Advances Made Under Multiple Advance Promissory Note

Date	Amount of Advance	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By
11/23/2021	$__________		$__________

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